UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 25, 2011 (June 3, 2011)

Swift Transportation Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8–K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8–K dated June 9, 2011 (the “Original Form 8–K”) relating to the Annual Meeting of Stockholders of Swift Transportation Company (the “Company”) held on June 3, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on, among other matters, a proposal regarding the frequency of holding future advisory votes on executive compensation. As previously reported in the Original Form 8–K filed, the stockholders approved, on an advisory basis, an annual advisory vote on executive compensation. On October 25, 2011, after considering the results of the stockholder advisory vote and other factors, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation every year until the next stockholder advisory vote on the frequency of future advisory votes on executive compensation, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2011

SWIFT TRANSPORTATION COMPANY

/s/ Virginia Henkels
	By:	Virginia Henkels
Executive Vice President and Chief Financial Officer